UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 28, 2015

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Executive Vice President and Chief Operating Officer Named

On January 28, 2015, the Board of Directors (“Board”) of Cash America International, Inc. (the “Company”) promoted Mr. T. Brent Stuart to the position of Executive Vice President—Chief Operating Officer. Mr. Stuart, age 45, served as the Senior Vice President – Operations for the Company’s U.S. retail services storefront lending business from July 2010 to January 2015 and Regional Vice President from November 2008 to July 2010. Prior to joining the Company, Mr. Stuart held various senior leadership roles in the financial services industry, including the position of Vice President with Fremont Investment and Loan from 2006 to 2008, Senior Vice President with Nationstar Mortgage from 2004 to 2006 and Vice President with Novastar Finanical, Inc. from 2002 to 2004. He also held various leadership positions with CitiFinancial from 1994 to 2002. Mr. Stuart started his career in financial services with Norwest Finance in May 1992. Mr. Stuart holds a Bachelor of Science in Business Administration degree from Southeast Missouri State University. There is no family relationship between Mr. Stuart and any director, executive officer, or person chosen by the registrant to become a director or executive officer. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Stuart has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Stuart’s appointment as Executive Vice President – Chief Operating Officer, the Company has agreed to increase Mr. Stuart’s salary to $350,000. The Company and Mr. Stuart also entered into an Executive Change-in-Control Severance Agreement (“CIC Agreement”) on February 2, 2014, the terms and conditions of which are consistent with the Company’s CIC Agreements that it has previously entered into with its other executive officers and described in the Company’s 2014 Proxy Statement. In addition, on January 28, 2015, Mr. Stuart also received a grant of restricted stock units (“RSUs”) and is eligible to participate in the Company’s 2015 short term incentive (“STI”) compensation plan for senior officers of the Company for 2015 (the “2015 STI Plan”) consistent with his new title and responsibilities, as further described below. Mr. Stuart was eligible to receive short- and long-term incentive awards in his previous positions with the Company.

2015 Short-Term Incentive Plan

On January 28, 2015, the Management Development and Compensation Committee (the “Committee”) of the Board approved the terms and conditions of the 2015 STI Plan, which is a cash-based incentive plan in which the Company’s executive officers participate that will be administered by the Committee under the Cash America International, Inc. First Amended and Restated Senior Executive Bonus Plan. The 2015 STI Plan provides that payments may be made under the plan in early 2016 based on the Company’s 2015 earnings before taxes (the “EBT”).

In order to qualify payments under the 2015 STI Plan as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Committee will use a two-step approach under the 2015 STI Plan to determine the amount of the award payable to each executive officer:

•	The first step is to fund the overall STI pool with the maximum STI award that could be payable to each individual. The pool is funded if the Company meets a threshold 2015 EBT pre-established by the Committee (the “Pool Funding Threshold”). If the Pool Funding Threshold is not met, then no STI awards will be available.

•	The second step is accomplished when the Committee exercises “negative discretion” by making adjustments to reduce (but not increase) the amount funded by the pool, and the actual payment to be made to each individual determined as follows:

•

Each individual has a target STI award that is based on a percentage of his base salary. For the Company’s Chief Executive Officer and President (“CEO”), Mr. Daniel R. Feehan, the target is 100% of base salary, and the target 2015 STI award as a percentage of base salary for each of the

Company’s other executive officers is 70% (each referred to as the “Target Award”). (Previously, Mr. Feehan announced his intention to retire from the role of CEO in April 2015, and in such event the Committee may make equitable adjustments to any 2015 STI award as the Committee deems appropriate, provided that such adjustments do not result in a payment that exceeds the amount established in in the first step.)

•	The Company must exceed a certain earnings threshold of 2015 EBT set forth in the STI Plan (“EBT Threshold”) to be eligible for payment under the STI plan, unless the Committee determines otherwise. Once the Company has achieved the EBT Threshold, 40% of the Target Award is eligible for payment, and this percentage will increase ratably until the Company achieves a certain EBT target set forth in the STI plan (the “EBT Target”).

•	If the Company achieves the EBT Target, then the executive officer will be eligible to receive a cash payment equal to his Target Award.

•	If the Company exceeds the EBT Target, the executive officer will be eligible to receive a cash payment in excess of his Target Award up to a maximum amount that is the lesser of two times the target STI award or $2.5 million.

•	The EBT Target is higher than the EBT Threshold, and the EBT Threshold is higher than the Pool Funding Threshold. In all cases, the incentive expense is deducted before assessing actual EBT in relation to the EBT Target or EBT Threshold.

•	The Committee may also take into account individual performance and achievement of other financial and non-financial goals to determine whether and to what extent to apply negative discretion.

No executive officer is guaranteed a payment under the 2015 STI Plan, and the Committee has discretion to reduce or eliminate the payment of awards at the end of the year even if the Pool Funding Threshold and the EBT Threshold are met. The 2015 STI Plan also contains a “clawback” provision that allows the Company to recoup all or some of the amount paid to an executive officer under certain circumstances in the event that there is a material restatement of the Company’s financial results.

Long Term Incentive Plan Restricted Stock Unit Awards

On January 28, 2015, the Committee also approved an annual grant of RSUs under the Cash America International, Inc. 2014 Long-Term Incentive Plan (the “2014 LTIP”) to Messrs. Bessant and Linscott, who were named executive officers in the Company’s 2014 Proxy Statement, and to other officers of the Company, including Mr. Stuart. Messrs. Bessant, Linscott and Stuart received awards of 27,064, 21,172 and 19,840 RSUs, respectively. No award was granted to Mr. Feehan given his stated intention to retire from the role of CEO in April 2015.

The RSUs will vest in four equal installments on each January 31 of 2016, 2017, 2018 and 2019. Each RSU holder is entitled to receive one share of the Company’s common stock for each RSU upon vesting. An executive officer who leaves the Company’s employment for any reason will forfeit any unvested portion of his 2015 RSU award. The RSU agreement contains a dividend equivalent provision that allows the award recipient to receive a cash payment upon vesting of any portion of the recipient’s RSU award that is equivalent to the dividends, if any, that would have been payable to a shareholder during the time between the grant date and the date shares are transferred to the recipient. The RSU agreement also provides that the vesting and payment of RSUs would be accelerated if there is a change-in-control of the Company. In addition, the award agreement for the RSU grant contains a “clawback” provision that allows the Company to recoup all or some of the payments made pursuant to the award under certain circumstances in the event that there is a material restatement of its financial results. Other terms and conditions of the form award agreement are consistent with previously disclosed terms of the 2014 LTIP. The summary of the RSU award is qualified in its entirety by reference to the complete terms and conditions in the form of RSU award agreement that is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Form of 2015 Long-Term Incentive Plan Award Agreement for Restricted Stock Units for Executive Officers under the Cash America International, Inc. 2014 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: February 3, 2015	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of 2015 Long-Term Incentive Plan Award Agreement for Restricted Stock Units for Executive Officers under the Cash America International, Inc. 2014 Long-Term Incentive Plan